                                                                   EXHIBIT 12


                                               FLEET FINANCIAL GROUP, INC.
                                      COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                         TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                              EXCLUDING INTEREST ON DEPOSITS
                                                  (DOLLARS IN MILLIONS)

                                                                                   Year ended December 31
-------------------------------------------------------------------------------------------------------------------------------
                                                                 1997          1996         1995         1994         1993
-------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
    accounting changes                                             $2,294       $2,070        $1,156      $1,460        $1,173
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                              737          813         1,413       1,074           790
         (2)  1/3 of rent                                              53           55            52          53            54
   (b)  Preferred dividends                                           104          117            62          51            54
                                                              ============  ===========  ============ ===========  ============
   (c)  Adjusted earnings                                          $3,188       $3,055        $2,683      $2,638        $2,071
                                                              ============  ===========  ============ ===========  ============
Fixed charges and preferred dividends                              $  894       $  985        $1,527      $1,178        $  898
                                                              ============  ===========  ============ ===========  ============
Adjusted earnings/fixed charges                                      3.57 x       3.10 x        1.76 x      2.24 x        2.31 x
                                                              ============  ===========  ============ ===========  ============


                                             INCLUDING INTEREST ON DEPOSITS
                                                   (DOLLARS IN MILLIONS)

-------------------------------------------------------------------------------------------------------------------------------
                                                                 1997          1996         1995         1994         1993
-------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
    accounting changes                                             $2,294       $2,070        $1,156      $1,460        $1,173
Adjustments:
  (a)  Fixed charges:

         (1)  Interest on borrowed funds                              737          813         1,413       1,074           790
         (2)  1/3 of rent                                              53           55            52          53            54
         (3)  Interest on deposits                                  1,654        1,754         1,726       1,170         1,165
   (b)  Preferred dividends                                           104          117            63          51            54
                                                              ============  ===========  ============ ===========  ============
   (c)  Adjusted earnings                                          $4,842       $4,809        $4,410      $3,808        $3,236
                                                              ============  ===========  ============ ===========  ============

Fixed charges and preferred dividends                              $2,548       $2,739        $3,254      $2,348        $2,063
                                                              ============  ===========  ============ ===========  ============

Adjusted earnings/fixed charges                                      1.90 x       1.76 x        1.36 x      1.62 x        1.57 x
                                                              ============  ===========  ============ ===========  ============


                                                   EXHIBIT 12 (CONTINUED)
                                                FLEET FINANCIAL GROUP, INC.
                                       COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                      TO FIXED CHARGES EXCLUDING INTEREST ON DEPOSITS
                                                   (DOLLARS IN MILLIONS)

                                                                                     Year ended December 31
---------------------------------------------------------------------------------------------------------------------------------
                                                                   1997          1996         1995         1994         1993
---------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
    accounting changes                                               $2,294       $2,070        $1,156      $1,460        $1,173
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                                737          813         1,413       1,074           790
         (2)  1/3 of rent                                                53           55            52          53            54
                                                                ============  ===========  ============ ===========  ============
  (b)  Adjusted earnings                                             $3,084       $2,938        $2,621      $2,587        $2,017
                                                                ============  ===========  ============ ===========  ============

Fixed charges                                                       $   790      $   868        $1,465      $1,127       $   844
                                                                ============  ===========  ============ ===========  ============

Adjusted earnings/fixed charges                                        3.90 x       3.38 x        1.79 x      2.30 x        2.39 x
                                                                ============  ===========  ============ ===========  ============



                                             INCLUDING INTEREST ON DEPOSITS
                                                 (DOLLARS IN MILLIONS)



                                                                                     Year ended December 31
---------------------------------------------------------------------------------------------------------------------------------
                                                                   1997          1996         1995         1994         1993
---------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
    accounting changes                                               $2,294       $2,070        $1,156      $1,460        $1,173
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                                737          813         1,413       1,074           790
         (2)  1/3 of rent                                                53           55            52          53            54
         (3)  Interest on deposits                                    1,654        1,754         1,726       1,170         1,165
                                                                ============  ===========  ============ ===========  ============
  (b)  Adjusted earnings                                             $4,738       $4,692        $4,347      $3,757        $3,182
                                                                ============  ===========  ============ ===========  ============

Fixed charges                                                        $2,444       $2,622        $3,191      $2,297        $2,009
                                                                ============  ===========  ============ ===========  ============

Adjusted earnings/fixed charges                                        1.94 x       1.79 x        1.36 x      1.64 x        1.58 x
                                                                ============  ===========  ============ ===========  ============